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                                                                      Exhibit 21

                              THE DIAL CORPORATION
                            SIGNIFICANT SUBSIDIARIES

                                                        STATE OR JURISDICTION OF
                SIGNIFICANT SUBSIDIARY                        INCORPORATION

Dial Brands Holding, Inc.                                       Arizona